Exhibit 99.1

FROM:	Newtek Business Services
212 West 35th Street
New York, NY 10001
http://www.newtekbusinessservices.com

Rubenstein Public Relations
Telephone: (212) 843-9335
Contact: Liz Petrova / lpetrova@rubensteinpr.com

FOR IMMEDIATE RELEASE

Newtek Business Services, Inc. Completes All

Requirements in Alabama Certified Capital Company Program

NEW YORK, November 22, 2011 — Newtek Business Services, Inc. (Nasdaq:NEWT), The Small Business Authority, announced that its Certified Capital Company (Capco) subsidiary operating in Alabama, Wilshire Alabama Partners, LLC, has received from the State of Alabama official confirmation that it has completed all investment and other requirements under the program and is no longer subject to supervision or regulation because the CAPCO invested 100% of its certified capital in qualified businesses operating in Alabama. The Company will meet on going reporting requirements and plans to explore the steps for the liquidation and dissolution of the entity. The Company has now fully satisfied its regulatory obligations in three of the eight jurisdictions in which it has participated.

This development is consistent with Newtek’s goal of concluding the investment goals in the five remaining Capco states. Thus far, three other Capcos have concluded operations and have been liquidated and a fifth has reached its full investment level and is awaiting conclusion of the final regulatory review.

Barry Sloane, Chairman, President and Chief Executive Officer of the Company noted that “Newtek is pleased to have reached this additional mile stone in satisfying state regulators and its participation in the certified capital company business dating back to 1998. We have an exemplary record of compliance as a Capco across our history of 16 Capcos in 8 states and look forward to completing our investment cycles.

About Newtek Business Services, Inc.

Newtek Business Services, Inc., The Small Business Authority, is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the NewtekTM brand. Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses and to compete effectively in today’s marketplace. Newtek currently provides its services to over 100,000 business accounts and has positioned the NewtekTM brand as a one-stop-shop provider of its business services. According to the U.S. Small Business Administration, there are over 27.5 million small businesses in the United States, which in total represent 99.7% of all employer firms.

Newtek’s business service lines include:

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Electronic Payment Processing: eCommerce, electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

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Managed Technology Solutions (Cloud Computing): Full-service web host, which offers eCommerce solutions, shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	eCommerce: a suite of services that enable small businesses to get up and running on-line quickly and cost effectively, with integrated web design, payment processing and shopping cart services.

•	Business Lending: Broad array of lending products including SBA 7(a) and SBA 504 loans.

•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Web Services: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

For more information, please visit www.thesba.com

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

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